                                                                   EXHIBIT 10.22

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                              *   Case No. 00-5-6931-JS
                                    *   through  00-5-6967-JS, 00-5-8313-JS,
SUNTERRA CORPORATION, et al.,       *   and 00-6-3718-JS
                                    *
          Debtors.                  *   (Chapter 11)
                                    *   Jointly Administered under
                                    *   Case No. 00-5-6931-JS
*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


                         ORDER CONFIRMING DEBTORS' THIRD
                AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
               UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS AMENDED

                  Upon the Debtors' Third Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as amended, dated May 9, 2002 (as the same may have been amended, modified or supplemented, including, without limitation, through the Plan Supplement, the "Plan")/1/, which Plan was proposed and filed with this Court by the above-captioned debtors and debtors in possession (the "Debtors"); and upon the Disclosure Statement Under U.S.C.
(S)1125 in Support of Third Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Amended, dated May 9, 2002 (the "Disclosure Statement"), which Disclosure Statement was proposed and filed with this Court by the Debtors; and upon (a) the order dated February 20, 2002, scheduling a hearing to consider approval of the Disclosure Statement, (b) the hearing held before this Court on April 25, 2002, to consider approval of the Disclosure Statement (the "Disclosure Statement Hearing"), and (c) the order

_____________________

/1/ All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

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dated April 26, 2002 (i) approving the Disclosure Statement, (ii) scheduling a confirmation hearing and (iii) establishing solicitation, voting and confirmation process procedures (the "Disclosure Statement Order"); and upon the declaration of Bankruptcy Services, LLC ("BSI"), the balloting agent retained by the Debtors, sworn to on June 17, 2002, as the same may be amended (the "Voting Declaration"), which Voting Declaration was filed with the Court on June 17, 2002; and upon the affidavit of service of BSI filed with the Court on June 3, 2002; and upon the supplemental affidavit of service filed by the Debtors on June 20, 2002; and upon the Plan Supplement filed with the Court on June 10, 2002, as the same may be amended; and the Disclosure Statement Order having fixed June 13, 2002, at 4:00 p.m. as the last day and time for filing of objections to confirmation of the Plan; and upon the timely filed objections to confirmation of the Plan having been filed by the persons and entities identified on Exhibit A (the "Objections"); and a hearing to consider confirmation of the Plan having been held before this Court on June 20, 2002 (the "Confirmation Hearing"); and upon the full and complete record of the Confirmation Hearing and all matters and proceedings heretofore part of the record of these cases; and after due deliberation and sufficient cause appearing therefor,

            FINDINGS OF FACT AND CONCLUSIONS OF LAW/2/

            IT IS HEREBY FOUND AND DETERMINED that:

            A. All defined terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

_________________________

/2/ The findings of this Court set forth herein and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

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        B.  This Court has jurisdiction over these Reorganization Cases pursuant to 28 U.S.C.(S)(S)157 and 1334. Venue is proper before the Court pursuant to 28 U.S.C.(S)(S)1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C.(S)157(b)(2) and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (the "Bankruptcy Code") and should be confirmed.

        C. This Court takes judicial notice of the docket of these Reorganization Cases maintained by the Clerk of the Court and all pleadings referenced therein, including all documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before this Court during the pendency of these Reorganization Cases, including, without limitation, the Disclosure Statement Hearing.

        D. Notice of the Confirmation Hearing, the treatment of Claims and Equity Interests under the Plan, the treatment of unexpired leases and executory contracts under the Plan, and the relevant deadlines for the submission of ballots and objections has been provided in the form, within the time and substantially in accordance with the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and the procedures approved and prescribed by this Court in the Disclosure Statement Order and this Court's order, dated June 4, 2002, setting forth the deadline for publication notice concerning the Confirmation Hearing.

        E. Ballots were properly transmitted to holders of Claims in the Classes under the Plan that are treated as impaired within the meaning of section 1124 of the Bankruptcy Code (the "Impaired Classes") and entitled to vote for the Plan in accordance with the Disclosure Statement Order.

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        F.  The Debtors properly solicited votes for the Plan from the Impaired
Classes entitled to vote to accept or reject the Plan in good faith and in a manner consistent with the Bankruptcy Code.

        G. Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors proposed certain modifications to the Plan on the record, introduced certain modifications into evidence at the Confirmation Hearing, or otherwise modified the Plan as provided herein (collectively, the "Modifications"). Under the circumstances, the form and manner of notice of the proposed Modifications are due and adequate, and no other or further notice of the proposed Modifications is necessary or required.

        H. In accordance with Bankruptcy Rule 3019, the Modifications do not, except as set forth in Findings I and J below, (1) affect the classification of Claims or Equity Interests or adversely affect the treatment afforded holders of Claims or Equity Interests, (2) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (3) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (4) adversely change the treatment of holders of Claims who have accepted the Plan (other than any holders of Claims who have accepted such Modifications in writing or in open court), or (5) require resolicitation of acceptances or rejections from any such holders nor do they require that any holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

        I. The Plan is hereby modified, amended and superceded to the extent that treatment of any and all Allowed UBOC Claims and Allowed B of A Claims shall be governed exclusively by the terms and conditions of the that certain agreement entitled "Terms and Conditions for: (A) Treatment of Secured Claim of Bank of America, N.A. and Co-Lenders

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(collectively, the "Bank Group") under Plan of Reorganization of Sunterra Corp and its Co-Debtor Affiliates (the "Debtor") and its Affiliates (the "Plan") in the Bankruptcy Court for the District of Maryland; and (B) Treatment of Secured Claims of Oaktree Capital Management, LLC ("OCM")", as the same may be amended (the "B of A and UBOC Settlement Agreement"), submitted into evidence as an exhibit at the Confirmation Hearing. This Court shall retain jurisdiction to hear and resolve all disputes relating to or arising from the UBOC Settlement Agreement.

          J.    The Plan is hereby modified, amended and superceded as follows:

          The definition of "Estate Litigation Claims" in section 1.66 of the Plan is deleted and replaced with the following: "Estate Litigation Claims means (a) all Causes of Action of the Estates arising prior to the Confirmation Date and existing on the Effective Date in respect of professional services which shall include, for avoidance of doubt, any and all Causes of Action against any and all accountants, consultants, financial advisors, or provider of trust or custodial services, (b) all other Causes of Action arising prior to the Confirmation Date and existing on the Effective Date, other than (i) avoidance actions and Claims pursuant to sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code (except as otherwise provided herein) and
          (ii) Claims arising in the ordinary course of business of a Debtor (c) all (i) causes of action heretofore assigned to the Creditors' Committee pursuant to an Order of the Bankruptcy Court and (ii) avoidance actions against insiders pursuant to sections 544, 545, 547, 548 549, 550, 551 and/or 553 of the Bankruptcy Code heretofore assigned to the Creditors' Committee pursuant to an Order of the Bankruptcy Court, and (d) those Causes of Action listed on a schedule filed by the Debtors prior to the Confirmation Hearing, which schedule shall be reasonably acceptable to the Committee."

          The definition of "Total 9 3/4% Entitlement" in section 1.152 of the Plan is deleted and replaced with the following: "Total 9 3/4% Entitlement means the aggregate amount of the 9 3/4% Senior Subordinated Notes Claims as allowed pursuant to section 4.7(a) of this Plan, plus accrued and unpaid interest on the 9 3/4% Senior Subordinated Notes Claims from the Commencement Date through and including the Effective Date."

          The definition of "Allowed" in section 1.5 of the Plan is hereby amended by deleting the third "or" in subsection (a) and replacing it with "and".

          Section 11.1 of the Plan is hereby amended by deleting "(b)" in the fourth sentence of section 11.1 of the Plan and replacing it with "(b)(i)". Section 11.1 of the Plan is hereby further amended by deleting "(b)" in the fifth sentence of

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                section 11.1 of the Plan and replacing it with "(b)(i)".

                K. All references to the Plan hereinafter contained in this Confirmation Order shall be to the Plan as modified and such Plan as modified shall constitute the Debtors' Third Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Amended.

                L. Notice of the Confirmation Hearing, the treatment of unexpired leases and executory contracts under the Plan and the relevant deadlines for submission of objections and ballots, as approved and prescribed by the Court in the Disclosure Statement Order, has been given and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law.

                M. The Voting Declaration provided by BSI is consistent with Bankruptcy Rule 3018 and complies with the requirements of Local Bankruptcy Rule 3018-1, to the extent modified by the Disclosure Statement Order.

                N. The Plan establishes the following Classes of Claims and Equity Interests: Class 1 (Other Secured Claims); Class 1a (Cypress Pointe Notes Claims); Class 2 (B of A Claims); Class 3 (UBOC Claims); Class 4 (Mechanics' Lien Claims); Class 5 (Priority Non-Tax Claims); Class 6 (9 1/4% Senior Notes Claims); Class 7 (9 3/4% Senior Subordinated Notes Claims); Class 8 (5 3/4% Convertible Subordinated Notes Claims); Class 9 (General Unsecured Claims); Class 10 (Encore Package Claims); Class 11 (Mini-Vacation Package Claims); Class 12 (Convenience Claims); Class 13 (Interdebtor Claims); Class 14 (Sunterra Affiliates Claims); Class 15 (Equity Interests); Class 16 (Existing Securities Law Claims); and Class 17 (510(c) Claims). The Plan satisfies section 1123(a)(1) of the Bankruptcy Code.

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                O.    The following Classes of Claims (the "Voting Classes") are impaired and entitled to vote under the Plan: Class 1a (Cypress Pointe Notes Claims); Class 2 (B of A Claims); Class 3 (UBOC Claims); Classes 4 (Mechanics' Lien Claims); Class 5 (Priority Non-Tax Claims); Class 6 (9 1/4% Senior Notes Claims); Class 7 (9 3/4% Senior Subordinated Notes Claims); Class 8 (5 3/4% Convertible Subordinated Notes Claims; Class 9 (General Unsecured Claims); Class 10 (Encore Package Claims); Class 11 (Mini-Vacation Package Claims); Class 12 (Convenience Claims); and Class 14 (Sunterra Affiliates Claims). The treatment of Claims in the Impaired Classes is specified in Section 4 of the Plan and, therefore, satisfies Bankruptcy Code sections 1123(a)(2) and 1123(a)(3).

                P. The Plan designates Classes of Claims and Equity Interests, satisfying the requirements of section 1123(a)(1) of the Bankruptcy Code.

                Q. The Plan specifies unimpaired Classes, satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

                R. The Plan specifies the treatment of Impaired Classes, satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

                S. The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Equity Interests in each particular Class are substantially similar to other Claims or Equity Interests in such Class.

                T.    Classes 1a, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 14 are
impaired under the Plan and were entitled to vote to accept or reject the Plan.

                U. The changes of votes from rejecting the Plan to accepting the Plan, or from not voting on the Plan to accepting the Plan, by certain creditors, as set forth on the record

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at the Confirmation Hearing (the "Vote Changes"), have been made for sufficient cause, within the meaning of Bankruptcy Rule 3018(a), and the Debtors have consented to such Vote Changes.

                V. As evidenced by the Voting Declaration, as modified by the Vote Changes, the Plan has been accepted by all Impaired Classes entitled to vote to accept or reject the Plan, in accordance with section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order.

                W. Class 1 is unimpaired and deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code.

                X. Classes 13, 15, 16 and 17 (whose members will receive no distribution) are impaired and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                Y. The Plan provides for the same treatment for each Claim or Interest of a particular Class, satisfying the requirements of section 1123(a)
(4) of the Bankruptcy Code.

                Z. The Plan provides for adequate means for its implementation, satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code.

                AA.   The Plan provides for the inclusion in the certificate of
incorporation for each of the Reorganized Debtors of a provision prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, and therefore satisfies the requirements of such section.

                BB.   The Plan contains only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of officers and directors of Reorganized Sunterra, satisfying the requirements of section 1123(a)(7) of the Bankruptcy Code.

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                CC.   The Plan is dated and identifies the entities submitting
it, thereby satisfying Bankruptcy Rule 3016(a).

                DD.   The Plan complies with the applicable provisions of the
Bankruptcy Code, satisfying the requirements of Bankruptcy Code section 1129(a)
(1).

                EE.   The Debtors have complied with the applicable provisions
of the Bankruptcy Code, satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code.

                FF.   Based upon the testimony adduced and/or proffered at the
Confirmation Hearing and Bankruptcy Rule 3020(b)(2), the Plan has been proposed in good faith and not by any means prohibited by law, satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code.

                GG.   Any payment made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Reorganization Cases, or in connection with the Plan and incident to these Reorganization Cases, has been approved by, or is subject to the approval of, this Court as reasonable, satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

                HH.   To the extent known, the Debtors have disclosed the
identity and affiliations of the individuals proposed to serve, after confirmation of the Plan, as directors and officers of Reorganized Sunterra; the appointment to, or continuance in, such offices of such individuals is consistent with the interests of the Debtors' creditors and equity interest holders and with public policy; and the Debtors have disclosed the identity of any insiders who will be employed or retained by Reorganized Sunterra subsequent to confirmation of the Plan and the nature of any compensation to be paid to such insiders. These disclosures satisfy the requirements of section 1129(a)(5) of the Bankruptcy Code.

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                II.   As no governmental authority has jurisdiction over the
rates of the Debtors and the Plan does not effectuate any such rate change, section 1129(a)(6) of the Bankruptcy Code is not applicable to the Debtors.

                JJ.   With respect to each Impaired Class of Claims or Equity
Interests, each holder of a Claim or interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date. This treatment satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

                KK.   Except to the extent that a holder of an Allowed Claim has agreed or agrees to a different treatment of such Claim, the Plan provides that, with respect to each Allowed Claim of a kind specified in: (a) section 507(a)(1) of the Bankruptcy Code, the holder of such Claim will receive on account of such Claim, on the later of the Effective Date and the first Business Day after the date that is 30 calendar days after such claim becomes allowed, or as soon thereafter as is reasonably practicable, Cash equal to the allowed amount of such Claim; (b) sections 507(a)(3) through (7) of the Bankruptcy Code, the holder of such Claim will receive, on account of such Claim, (i) deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such Claim or (ii) cash on the later of the Effective Date and the first Business Day after the date that is 30 calendar days after such claim becomes Allowed, or as soon thereafter as is reasonably practicable, equal to the allowed amount of such Claim; and (c) section 507(a)(8) of the Bankruptcy Code, the holder of such Claim will receive, on account of such Claim, at the sole option of the Reorganized Debtors, either (i) cash on the later of the Effective Date and the first Business Day after the date that is 30 calendar days after such claim

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becomes Allowed, or as soon thereafter as is reasonably practicable, equal to the allowed amount of such Claim or (ii) deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date equal to the allowed amount of such Claim. This treatment satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

                LL.   After taking into account the Voting Changes, the Plan has been accepted by all of the Impaired Classes of Claims that were entitled to vote on the Plan, which acceptances were determined without including any acceptance of the Plan by any insider holding a Claim in such Classes. As a result, the requirement of section 1129(a)(10) of the Bankruptcy Code is satisfied.

                MM.   The Maximum Estimated Class 9 Claims amount, equal to
$53,226,000, is fair and reasonable.

                NN.   Confirmation of the Plan is not likely to be followed by
the liquidation or the need for further financial reorganization of the Reorganized Debtors. As a result, the requirement of section 1129(a)(11) of the Bankruptcy Code is satisfied.

                OO.   The fees payable by the Debtors to the United States
Trustee or the Clerk of this Court, as provided under 28 U.S.C. (S) 1930(a)(6), constitute administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code and the treatment of such fees in the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

                PP.   The Debtors do not provide for the payment of any retiree
benefits within the meaning of section 1114 of the Bankruptcy Code. Nevertheless, the Plan provides for the continuation after the Effective Date of retiree benefits, if any, as that term is defined in (S) 1114 of the Bankruptcy Code, to the extent required by (S) 1129(a)(13) of the Bankruptcy Code.

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                QQ.   The requirements of section 1129(b) of the Bankruptcy Code are satisfied as to Classes 13, 15, 16 and 17, the only non-accepting Classes, because (a) no holders of Claims or Equity Interests junior to Classes 13, 15, 16 and 17 will receive or retain any property under the Plan on account of such junior Claims or Equity Interests, and (b) the Plan is fair and equitable and does not discriminate unfairly with respect to Classes 13, 15, 16 and 17.

                RR.   The New Sunterra Common Stock, the New Sunterra Warrants
and the Litigation Trust Beneficial Interests, if applicable (collectively, and including common stock of any successor to Sunterra Corporation, issuable upon exercise or conversion of the New Sunterra Warrants, the "Plan Securities") are being issued pursuant to the Plan in exchange for Claims against the Debtors. Pursuant to section 1145 of the Bankruptcy Code, (i) the offer or sale of the Plan Securities and transactions in such securities and (ii) the offer of common stock through the New Sunterra Warrants and (iii) the sale of common stock, including common stock of any successor to Sunterra Corporation, upon exercise or conversion of the New Sunterra Warrants shall be and are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, such securities (collectively, "Federal and State Securities Laws"). Pursuant to section 1145(c) of the Bankruptcy Code, the issuance of Plan Securities under the Plan is a public offering and therefore, subject to the respective transfer restrictions set forth in the New Sunterra Common Stock and the New Sunterra Warrants, such Plan Securities may thereafter be resold and traded by any person that is not an underwriter within the meaning of section 1145(b) of the Bankruptcy Code (an "Underwriter") as unrestricted securities.

                SS.   No party in interest that is a governmental unit has
requested that the Court not confirm the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

                TT.   The Plan complies with the requirements of sections 1122
and 1123 of the Bankruptcy Code.

                UU.   All conditions to confirmation of the Plan, pursuant to
Section 9.1 of the Plan, have been satisfied.

                VV. The Plan provides for the substantive consolidation of the Debtors pursuant to the terms set forth in Section 5.1 of the Plan, the standards for which have been met.

                WW.   Pursuant to Section 8 of the Plan and the provisions of
the Disclosure Statement Order, the non-Debtor parties to the executory contracts and unexpired leases listed in Exhibit L to the Plan Supplement, as the same may be amended from time to time by the Debtors prior to the Effective Date, (the "Assumed Contracts") shall receive notice of the assumption of such contracts and leases and the proposed cure amounts with respect to such contracts and leases. Pursuant to Section 8.2 of the Plan and this Court's order, dated May 24, 2002, (i) Establishing Interim Bar Date for Filing Proofs of Claims for Certain Unexpired Leases and Executory Contracts; (ii) Approving Form and Manner of Notice Thereof; and (iii) Granting Related Relief, non-Debtor parties to the executory contracts and unexpired leases to be assumed by the Debtors shall have the opportunity to object to the proposed cure amounts. To the extent objections relating to cure amounts are resolved, the Reorganized Debtors shall enjoy all of the rights and benefits under each such contract or unexpired lease without the necessity of obtaining any party's written consent to the Reorganized Debtors' assumption or retention of such rights and benefits.

                XX. Pursuant to Section 8.3 of the Plan and the provisions of the Disclosure Statement Order, the non-Debtor parties to any and all executory contracts and unexpired leases (the "Rejected Contracts") that are not contained in Exhibit L to the Plan Supplement, as the same may be amended from time to time prior to the Effective Date, shall be deemed rejected as of the Effective Date.

                YY.   The Plan incorporates the compromise and settlement of
certain claims and issues, including, but not limited to the compromises and settlements reached with holders of Sunterra Notes Claims (collectively, the "Settlements"). The negotiations of such Settlements were conducted in good faith and at arms' length, and each such Settlement is of benefit to the Estates and represents a fair, necessary and reasonable compromise of the Claims held by the holders thereof. The terms and conditions of each such compromise and settlement is therefore an integral part of the Plan. In this regard, parties voting for and accepting the Plan have relied upon the terms and conditions of each of the Settlements.

                ZZ.   The Settlements represent a compromise between and among
the Debtors and their creditors of all claims and litigation, pending or threatened, or that was or could have been commenced prior to the date of entry of this Confirmation Order. The Settlements, as reflected in the relative distributions and recoveries of holders of Claims and Equity Interests under the Plan, are fair and reasonable and are accordingly approved in all respects pursuant to Bankruptcy Rule 9019(a). The Settlements embodied in the Plan will save the Debtors and their estates the costs and expenses of prosecuting various disputes, the outcome of which is likely to consume substantial resources of the Debtors' Estates and require substantial time to adjudicate.

The Settlements also have facilitated the creation and implementation of the Plan and benefit the Estates and the Debtors' creditors.

                IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

                1. The proposed Modifications to the Plan, made on the record at the Confirmation Hearing and pursuant to this Confirmation Order , are hereby approved, and the Plan, as modified by the Modifications, shall be the Plan. Without limiting Finding XY, above, the terms of the Plan, as modified, are an integral part of this Confirmation Order and are incorporated herein by reference and "So Ordered" in their entirety. The terms of the exhibits and attachments to the Plan, including, without limitation, the Plan Supplement, as the same may be amended prior to the Effective Date (collectively, the "Plan Documents") also are incorporated herein by reference and are an integral part of the Plan and this Confirmation Order.

                2. To the extent that any Objections to confirmation of the Plan have not been withdrawn prior to entry of this Confirmation Order, are not cured by the relief granted herein or resolved as stated by the Debtors on the record of the Confirmation Hearing, all such Objections shall be, and hereby are, overruled.

                3. All Objections to confirmation of the Plan that have been withdrawn shall be, and hereby are, deemed withdrawn with prejudice.

                4. The classifications of Claims for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Plan (a) were set forth on the ballots solely for the purposes of voting to accept or reject the Plan, (b) do not represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, and (c) shall not be binding on the Debtors or the Reorganized Debtors.

                5. The Plan is hereby confirmed pursuant to section 1129 of the Bankruptcy Code.

                6. The Debtors and Reorganized Debtors are authorized and empowered to do such things, execute, deliver and/or file such documents, and make all such payments, as are necessary to consummate the Plan.

                7. The Debtors and Reorganized Debtors are authorized to perform all acts that may be required in connection with the Exit Facility and the Working Capital Facility.

                8. If the Plan becomes effective as set forth in section 10 of the Plan, (a) the Reorganized Debtors shall retain, and confirmation of the Plan shall vest in the Reorganized Debtors, all property of the Estate except any property of the Estate that is abandoned or transferred to any other entity, including, but not limited to, the Litigation Trust, as permitted under the Bankruptcy Code on or prior to the Effective Date, and (b) title to all such non-excepted property shall vest in the Reorganized Debtors, absolutely, unconditionally, indefeasibly and forever, on the Effective Date, free and clear of all Claims, all liens securing Claims and all Equity Interests, except any lien preserved as expressly provided for in the Plan. The Reorganized Debtors shall not be liable or responsible for any Claim against the Debtors or the Estates or any obligation of the Debtors or the Estates except as expressly assumed by the Reorganized Debtors in the Plan. The Reorganized Debtors shall be the successor to the Debtors for the purposes of sections 1123 and 1129 of the Bankruptcy Code. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided in the Plan.

                9. The provisions contained in Section 11 of the Plan are incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein.

                10. On the Effective Date, the Debtors shall pay to Greenwich Capital Markets, Inc., and/or its designees ("Greenwich") the outstanding amount due under the DIP Facility (the "DIP Lender Claim Amount") in Cash. The DIP Lender Claim Amount is hereby Allowed. As of June 5, 2002, the principal and accrued and unpaid interest and fees under the DIP Facility was not less than $161,890,231.96, exclusive of Greenwich's costs and expenses subject to reimbursement under the DIP Facility.

                11. Upon payment in full of the DIP Lender Claim Amount, all liens on and security interests in the collateral granted in connection with the DIP Facility will be deemed released, extinguished, discharged, fully satisfied and of no further force and effect as of the date of such payment, provided, however, that nothing herein or in the Plan shall affect the rights or Claims of the Debtors or Greenwich that are intended to survive the payoff under the DIP Facility or DIP Order. Upon such payment in full, Greenwich is hereby directed to file, and/or consent to the filing of, any and all termination statements or other similar instruments with respect to any financing statements or other documents with respect to the DIP Facility. All recording officers designated to file financing statements and all registries of deeds or similar offices in any jurisdiction in which the Debtors or Reorganized Debtors have real or personal property, are hereby directed to accept for filing a copy of this Confirmation Order, or such other order of this Court, as a termination statement with respect to any financing statement or similar instruments filed in connection with the DIP Facility. To the extent necessary, the Debtors or Reorganized Debtors may, upon notice to Greenwich, obtain authorization from this Court to execute and file any and all termination statements or other similar instruments with respect to any financing statements or other documents with respect to the DIP Facility.

                12. Greenwich is directed upon such payment in full to deliver any collateral, certificates or other instruments in respect of the DIP Facility to, or at the direction of, the Debtors or Reorganized Debtors.

                13. The Assumed Contracts shall be deemed assumed as of the Effective Date of the Plan, the Reorganized Debtors shall pay the cure amounts pursuant to the procedures specifically set forth in section 8.2 of the Plan and the Reorganized Debtors shall enjoy all of the rights and benefits under the Assumed Contracts without the necessity of obtaining any non-Debtor party's written consent to the Reorganized Debtors' assumption of any Assumed Contract. Notwithstanding any change-in-control default or termination right under any Assumed Contract, the Assumed Contracts shall not be in default and may not be terminated as a result of any change-in-control resulting from consummation of the Plan.

                14. Pursuant to Plan Section 8.2, if a dispute arises between the Reorganized Debtors and any non-Debtor party to an executory contract or unexpired lease in connection with the assumption of such contract or lease, including disputes as to whether cure amounts should be paid in respect thereof, whether such contract or lease is an executory contract, or has been terminated or expired, the Reorganized Debtors shall be entitled to reject such contract or lease by notice to the non-Debtor party without further order of the Court.

                15. Notwithstanding any provision contained herein or in the Plan to the contrary, no executory contracts or unexpired leases of the Debtors shall be deemed assumed, assumed and assigned, or rejected by operation of the Plan or this Confirmation Order unless and until the Effective Date shall have occurred. The Debtors are authorized to amend Exhibit L to the Plan Supplement to add or remove executory contracts and unexpired leases from such exhibit any time prior to the Effective Date, with the prior written consent of the Creditors' Committee, provided such consent is not unreasonably withheld or delayed. If the Effective Date does not occur, the deadline by which the Debtors may assume, assume and assign or reject any executory contracts or unexpired leases (including leases of nonresidential real property) shall be governed by any extant orders of this Court as if no confirmation of a plan has occurred in these Reorganization Cases.

                16. Pursuant to section 8.3 of the Plan, in the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the non-debtor party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a proof of claim filed in accordance with the requirements of this Court's order, dated May 24, 2002, (i) Establishing Interim Bar Date for Filing Proofs of Claims for Certain Unexpired Leases and Executory Contracts; (ii) Approving Form and Manner of Notice Thereof; and (iii) Granting Related Relief, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns.

                17. As of the Effective Date the Debtors' Estates shall be substantively consolidated pursuant to the provisions of Section 5.1 of the Plan.

                18. Pursuant to section 1145 of the Bankruptcy Code, (i) the offer and sale of the Plan Securities and transactions in such securities and
(ii) the offer of common stock of Reorganized Sunterra (as successor of Reorganized Sunterra for purposes of section 1145 of the

Bankruptcy Code) through the New Warrants and the sale of such common stock upon exercise or conversion of the New Warrants shall be and are exempt from the registration and licensing requirements of Federal and State Securities Laws. Pursuant to section 1145(c) of the Bankruptcy Code, the issuance of Plan Securities under the Plan is a public offering. Subject to the respective transfer restrictions set forth in the New Sunterra Common Stock and the New Sunterra Warrants, such Plan Securities (including any shares issued upon exercise or conversion of the New Sunterra Warrants) may be resold and traded by any person that is not an Underwriter as unrestricted securities (and not subject to the restrictions on transfer, or registration or licensing requirements otherwise applicable under Federal and State Securities Laws).

                19. Except as and to the extent otherwise required by the customary procedures of The Depository Trust Company ("DTC"), as of the close of business on the Distribution Record Date, the various transfer registers for Classes 1a, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 14 as maintained by the Debtors, or their respective agents, will be deemed closed, and there will be no further changes with respect to the record holders of any of the Claims. The Debtors will have no obligation to recognize any transfer of the Claims that occurs on or after the Distribution Record Date. The Debtors at their option will be entitled to recognize and deal for all purposes under the Plan with (a) those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable and/or (b) the beneficiary holders identified through duly completed and returned Transmittal Letters. Notwithstanding the foregoing or anything to the contrary in the Plan, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, deposit withdrawal at custodian (DWAC), or otherwise), the

Debtors will be entitled to recognize and deal for all purposes under the Plan with such holders to the extent consistent with the customary practices of DTC used in connection with such distribution.

     20. The Debtors and Reorganized Debtors are hereby authorized, but not directed, to organize merge and/or dissolve entities and businesses that the Debtors or Reorganized Debtors deem necessary or appropriate in order to effectuate the reorganization of the Debtors, including, but not limited to, the transfer of certain mortgages receivable and other assets by and between the Debtors and such new organized entities prior to the Effective Date. This Court explicitly retains exclusive jurisdiction to hear and decide any and all disputes relating to or arising from the Combination Transactions or other transfers of assets both prior and subsequent to the Effective Date. To the fullest extent permitted under section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by the Plan, including, but not limited to, the Combination Transactions, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     21.  This Court hereby retains jurisdiction of these Reorganization Cases
(a) pursuant to and for the purposes of section 105(a) and 1127 of the Bankruptcy Code, and (b) as set forth in Section 12 of the Plan, which is incorporated herein by reference as if set forth in extenso.

     22. In accordance with the Plan, the distributions and rights provided hereunder and under the Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date, of all Claims against and interests in the Debtors, the Estates and the Reorganized Debtors and all liens (except such liens that are preserved pursuant to the Plan) upon any property of the Debtors, the Estates or the Reorganized Debtors.

     23. The Reorganized Debtors or their authorized agent(s) shall serve a notice of entry of this Confirmation Order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors and equity security holders of the Debtors as of the date hereof within ten (10) business days from the Effective Date.

     24. The absence of a reference to a specific provision of the Plan in this Confirmation Order shall not, and shall not be deem to, affect or alter this Court's ruling that every provision of the Plan has been confirmed and approved by this Court.

     25. Without further order of the Court, the Debtors and Reorganized Debtors are authorized and empowered to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents (including the Plan Documents) and take all actions and perform all acts reasonably necessary or appropriate to consummate effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     26. Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in these Reorganization Cases after the Effective Date shall be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) the United States Trustee; and (c) any party known to be directly affected by the relief sought.

     27. Pursuant to the authority of this Court granted under Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed until the expiration of 10 days after entry of this Confirmation Order and shall be effective immediately upon its entry.

     28. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, upon the occurrence of the Effective Date, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

     29.  To the extent this Confirmation Order and/or the Plan conflicts with:
(i) the Disclosure Statement; (ii) any other agreement entered into between the Debtors and any party; or (iii) other orders of the Court, the Plan controls the Disclosure Statement and any such agreements or prior orders, and this Confirmation Order controls the Plan.

     30. Except as otherwise specifically provided by the Plan, confirmation of the Plan (subject to the occurrence of the Effective Date) shall (i) discharge the Debtors, the Estates and the Reorganized Debtors from any debt or liability that arose before the Confirmation Date, or which might at any time on or after the Confirmation Date arise out of or relate, directly or indirectly, to any pre-Confirmation Date acts or omissions, any debt of the kind specified in section 502(g), section 502(h) or section 502(i) of the Bankruptcy Code, all Claims treated in the Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against the Debtors, the Estates or the Reorganized Debtors that were outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date, in each instance whether or not a proof of such Claim is filed or deemed filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has voted on the Plan, and
(ii) terminate all Equity Interests in the Debtors and all rights and interests and claims of the holders of all Equity Interests in the Debtors.

     31. Except as expressly otherwise provided for in the Plan, or any order of this Court, all injunctions or stays provided for in these Reorganization Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence as of the date hereof, shall remain in full force and effect through and including the Effective Date and any such later date as provided for under applicable law.

     32. The Debtors' exclusive periods under section 1121 of the Bankruptcy Code shall be extended to the Effective Date pursuant to and subject to the other applicable provisions of this Court's Order dated May 8, 2002.

     33. The schedule referenced in subpart (d) of the amended definition of "Estate Litigation Claims" in Finding J, above, shall be the schedule referenced in paragraph 3 of the Stipulation Resolving Response and Reservation of Rights of Grace Brothers, Ltd. Regarding Confirmation of the Debtors' Third Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Amended.

     34. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Order, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Order shall be binding on (i) the Debtors, (ii) the Reorganized Debtors, (iii) the United States Trustee, (iv) all holders of Claims against and Equity Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, and (v) each person acquiring property under the Plan.

     35. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all documents related to the Plan and any amendments or modifications to any of the foregoing.

     36. Unless otherwise ordered by this Court, if the Effective Date does not occur one or before one hundred and eighty (180) days after the Confirmation Date, upon motion made by the Debtors: (i) this Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the date of this Confirmation Order as though confirmation of the Plan had never occurred, and (iv) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     37. The Debtors or Reorganized Debtors, as applicable, shall serve a copy of this Confirmation Order by First Class Mail to all parties that have requested notices pursuant to Bankruptcy Rule 2002 and file with the this Court a certificate of such service within 10 business days of the date of entry of this Confirmation Order.


                                                  /s/ JAMES F. SCHNEIDER
                                                  ---------------------------
                                                  JAMES F. SCHNEIDER
                                                  UNITED STATES BANKRUPTCY JUDGE


cc:      Paul M. Nussbaum, Esquire
         Martin T. Fletcher, Esquire
         Whiteford, Taylor & Preston L.L.P.
         Seven Saint Paul Street; Suite 1400
         Baltimore, Maryland 21202

         Marc Abrams, Esquire
         Michael J. Kelly, Esquire
         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019-6009

         Brad Scheler, Esquire
         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York 10004

         Office of the U.S. Trustee
         300 West Pratt Street;  Suite 350
         Baltimore, Maryland 21201

         Joel I. Sher, Esquire
         Shapiro, Sher & Guinot
         Charles Center South
         36 South Charles Street - 20/th/ Floor
         Baltimore, Maryland 21201

                                    EXHIBIT A

A.   Timely-Filed Objections to Confirmation

     1.   RCI Technology Corp. and Resort Condominiums International, LLC

     2.   Cypress Pointe Noteholders

     3. Adam M. Aron, Sanford R. Climan, Joshua S. Friedman, Osamu Kaneko, W. Leo Kiely, III, James G. Brocksmith, J. Taylor Crandall, Andrew J. Gessow, Steven C. Kenninger.

     4.   L. Steven Miller

     5.   Michael and Diana Lyszaz

     6.   Ridge Tahoe Owners' Association

     7.   Larry Snyder & Company

     8.   Scott Robins Construction, Inc.

     9.   Grace Brothers, Ltd.